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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Ocular Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Power of Insight

OCULAR SCIENCES, INC.
1855 Gateway Boulevard, Suite 700
Concord, California 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        Notice is hereby given that we will hold the Annual Meeting of Stockholders of Ocular Sciences, Inc. (the "Company") at The Hilton Concord, 1970 Diamond Boulevard, Concord, California on May 1, 2003, at 9:00 a.m. Pacific Daylight Time, for the following purposes:

  1.
  To elect seven directors, each to serve until the next annual meeting of stockholders or until his successor has been elected and qualified or until his earlier resignation or removal.

  2.
  To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record at the close of business on March 25, 2003 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

John D. Fruth Chairman of the Board of Directors

Concord, California
April 3, 2003

          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE,
  SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-
  PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. EVEN IF
  YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE
  MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A
  BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST
  OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

OCULAR SCIENCES, INC.
1855 Gateway Boulevard, Suite 700
Concord, California 94520

PROXY STATEMENT

April 3, 2003

        We are soliciting the accompanying proxy on behalf of the Board of Directors of Ocular Sciences, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on May 1, 2003, at 9:00 a.m. Pacific Daylight Time (the "Annual Meeting"). We will hold the Annual Meeting at The Hilton Concord, 1970 Diamond Boulevard, Concord, California. We first mailed this proxy statement and the accompanying form of proxy to stockholders on or about April 3, 2003. A copy of our Annual Report on Form 10-K for the year ended December 31, 2002 is enclosed with this proxy statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Only holders of record of our common stock at the close of business on March 25, 2003 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, we had 23,812,438 shares of common stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

        Holders of our common stock are entitled to one vote for each share held as of the Record Date. Shares of common stock may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

        Unless otherwise instructed, each valid returned proxy in the form accompanying this proxy statement that is not revoked will be voted "FOR" the election of the nominees of the Board of Directors and "FOR" the ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003, and at the proxy holder's direction, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn or postpone the Annual Meeting). All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        We will pay the expenses of soliciting proxies in the form accompanying this proxy statement. Following the original mailing of the proxies and other soliciting materials, certain of our directors, officers, employees and agents may also solicit proxies, without additional compensation, by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of our common stock and request authority for the exercise of proxies. In such cases, we will, upon the request of the record holders, reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it at any time prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written instrument delivered to the Secretary of the Company at our principal executive offices at 1855 Gateway Boulevard, Suite 700, Concord, California 94520 stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

        Directors are elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified or until their earlier resignation, removal or death. The size of our Board of Directors (the "Board") is currently set at seven members. Accordingly, at the Annual Meeting the stockholders will elect seven persons to be our directors. Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The Board has nominated for election as our directors the seven persons identified under the heading "Directors/Nominees" below. All of the nominees have consented to being named herein and to serve if elected. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section.

        If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual meeting of stockholders following the 2003 annual meeting or until their successors, if any, are elected or appointed. This section contains the names and biographical information for each of the nominees. The Board recommends a vote "FOR" the election of each of the following nominees.

Directors/Nominees

John D. Fruth
Director since 1985

        Mr. Fruth, age 59, founded us in 1985 and has been our Chairman and a Director since our inception. He was the Chairman of the Board and Chief Executive Officer from 1985 until May 1999 and President from 1985 to October 1997. On April 20, 2000, Mr. Fruth resumed the position of Chief Executive Officer and President until Stephen J. Fanning was appointed as President and Chief Executive Officer in August 2001. Mr. Fruth is the brother of Terence M. Fruth.

Stephen J. Fanning
Director since 2001

        Mr. Fanning, age 51, has been our President and Chief Executive Officer and a Director since August 2001. Mr. Fanning joined us from Johnson & Johnson where he served in various senior executive positions for 25 years, most recently as President, Worldwide, of Johnson & Johnson's McNeil Specialty Products division, where he was responsible for all business functions including sales, marketing, research and development and operations. Prior to that, he served as President of Johnson & Johnson Medical, a medical device company. Mr. Fanning has also served as Managing Director of Johnson & Johnson Austria/Switzerland, and Vice President, Sales, of Johnson & Johnson's McNeil Consumer Products Division. He holds a Bachelor of Science degree from Philadelphia University.

Edgar J. Cummins
Director since 1992

        Mr. Cummins, age 60, an Independent Healthcare Consultant, has been a member of the Board since 1992. He served as our acting Vice President, Finance, and Chief Financial Officer from May 2000 through November 2000. From May 1995 to January 1998, Mr. Cummins served as Chief Financial Officer of Chiron Vision Corporation, an ophthalmic surgical company.

Terence M. Fruth
Director since 1992

        Mr. Fruth, age 62, Partner at Fruth, Jamison & Elsass, a law firm, since 2001, has been a member of the Board since August 1992. From 1985 to 2001, Mr. Fruth was a partner, Vice President and Corporate Secretary of Fruth & Anthony, P.A., a Minneapolis-based law firm specializing in commercial litigation. Mr. Fruth has been practicing law for over 30 years. Mr. Fruth is a member of both the Minnesota State and American Bar Associations and serves on the boards of Argenta Capital L.L.C., Gemini, Inc., and Lettieri's, Inc. Mr. Fruth is the brother of John D. Fruth.

William R. Grant
Director since 1992

        Mr. Grant, age 78, Chairman of Galen Associates, a venture capital firm specializing in emerging health-care companies, since 1989, has been a member of the Board since October 1992. Mr. Grant is a director of Advanced Medical Optics, Inc., Massey Energy Company, Quest Diagnostics Incorporated and Vasogen Inc. Mr. Grant is also a general partner of Contrarian Trends, L.P.

Terrance H. Gregg
Director since 1999

        Mr. Gregg, age 54, Vice President and Senior Advisor, Medtronic Inc., a world leader in insulin pump therapy and continuous glucose monitoring, since July 2002, has been a member of the Board since November 1999. He was President and Chief Operating Officer of MiniMed, Inc. from 1994 until July 2002. He is also a director of Amylin Pharmaceuticals, Inc., Specialty Laboratories, Inc. and Vasogen Inc. Mr. Gregg also serves on the American Diabetes Association Research Foundation Board.

Francis R. Tunney, Jr.
Director since 1996

        Mr. Tunney, age 55, retired Chief Administrative Officer, General Counsel and Secretary of Allergan, Inc., a global specialty pharmaceutical company, has been a director since 1996. From February 1999 until his retirement in July 2001, Mr. Tunney served as Chief Administrative Officer, General Counsel and Secretary of Allergan. He also served as the Corporation's Chief Ethics Officer from January 1998 through July 2001. From 1991 to February 1999, Mr. Tunney served as Corporate Vice President, General Counsel and Secretary of Allergan.

Standard of Independence

        The Board of Directors has adopted a standard for evaluating the "independence" of the members of the Board of Directors that complies with the "independent director" requirements of the current and proposed listing standards, including Rule 4200(a)(15) of the NASD Marketplace Rules, the "outside director" requirements of the regulations under Section 162(m) of the Internal Revenue Code, and the "non-employee director" requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Board of Directors' Meetings and Committees

        The Board met six times during the year ended December 31, 2002. During 2002, no director attended fewer than 75% of the aggregate number of meetings of the Board and all committees of the Board on which the director served.

        Standing committees of the Board include an Audit Committee and an Organization and Compensation Committee (the "Compensation Committee"). The Board does not have a nominating committee or a committee performing similar functions.

        The Audit Committee is composed of Edgar J. Cummins (Chairman), William R. Grant, Terrance H. Gregg and Francis R. Tunney, Jr., each of the latter three the Board has determined to be independent. Mr. Cummins is not "independent" within the meaning of Rule 4200(a)(15) because he was employed by us within the last three years and in fiscal years 2002 and 2001, he earned $50,000 and $295,000, respectively, for consulting services. Mr. Cummins is not currently employed by us nor is he an affiliate of us or our subsidiaries, and the Board has determined that, due to his prior service as the chief financial officer of Allergan, Inc. and Chiron Vision Corporation, his service in various senior financial positions with American Hospital Supply Corporation and Baxter Travenol Laboratories, Inc. and the depth and breadth of his experience with and knowledge of financial and other matters relevant to the Audit Committee, it is in the best interests of the Company and our shareholders that Mr. Cummins serve as a member of the Audit Committee.

        The Audit Committee: (1) nominates the independent auditors of the Company to be approved by the Board of Directors; (2) meets with the independent auditors to review the annual audit and as appropriate at other times during the year; (3) assists the full Board in evaluating the auditors' performance; and (4) reviews internal control procedures, related party transactions and, where appropriate, potential conflict of interest situations. The Audit Committee met four times during 2002.

        The Compensation Committee is composed of William R. Grant (Chairman), Terrance H. Gregg and Francis R. Tunney, Jr., each of whom the Board has determined to be independent, "non-employee directors," and "outside directors." The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's 1997 Equity Incentive Plan (the "1997 Incentive Plan") and makes recommendations to the Board regarding such matters. The Compensation Committee met one time during 2002.

Director Compensation

        We do not pay cash compensation to our directors, other than reimbursement for reasonable expenses in attending meetings of the Board. Non-employee Directors are eligible to receive stock option awards under the Directors Option Plan. Each non-employee Director who is or becomes a member of the Board of Directors on or after the effective date of the Directors Option Plan is automatically granted an option for 30,000 shares (the "Initial Grant"). Thereafter, each non-employee Director is automatically granted an option for 15,000 shares each year, provided the non-employee Director is a member of the Board of Directors on the grant date and has served continuously as a member of the Board of Directors since the date of the non-employee Director's Initial Grant. As of December 31, 2002, six persons were eligible to participate in the Directors Option Plan, no shares had been issued upon exercise of options, 435,000 shares were subject to outstanding options and 265,000 shares were available for issuance upon the exercise of options granted in the future pursuant to the Directors Option Plan. Generally, the non-employee directors are compensated under the Directors Option Plan. However, on August 4, 2000, each non-employee director was granted an option pursuant to the 1997 Incentive Plan to purchase 15,000 shares of our common stock at an exercise price of $11.9375 per share. On August 1, 2002, each non-employee director was granted an option of 15,000 shares under the Directors Option Plan at an exercise price of $25.13.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003. KPMG LLP has audited our financial statements since 1997. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by our By-laws or otherwise; however, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that a change would be in our best interests and those of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

TRANSACTION OF OTHER BUSINESS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of March 3, 2003, with respect to the beneficial ownership of our common stock by (i) each stockholder known by us based on publicly available records to be the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for election as a director, (iii) the Chief Executive Officer and each of our four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal year 2002 (together, the "Named Executive Officers") and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the persons listed in the table below is c/o Ocular Sciences, Inc., 1855 Gateway Boulevard, Suite 700, Concord, California 94520.

5% Stockholders, Directors and Named Executive Officers	Shares Beneficially Owned(1)	Right to Acquire(2)	Percent of Outstanding Common Stock(3)
John D. Fruth	4,865,000	53,750	20.7%
FMR Corp.(4)	2,378,871	—	10.0%
Royce & Associates, LLC(5)	2,837,200	—	11.9%
Wellington Management Company, LLP(6)	1,647,900	—	6.9%
Edgar J. Cummins	2,472	86,250	*
Stephen J. Fanning	0	45,250	*
William B. Downs(7)	0	25,798	*
Terence M. Fruth	101,614	86,250	*
William R. Grant	128,239	86,250	*
Terrance H. Gregg	1,000	56,250	*
Sidney Landman(8)	1,000	51,500	*
J. Christopher Marmo	0	41,000	*
Francis R. Tunney, Jr.	10,186	86,250	*
James A. Welch	0	44,750	*
All directors and executive officers as a group (18 persons)	5,232,599	969,950	26.0%

*
Less than 1% of the Company's outstanding common stock

(1)
Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Includes shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days of March 3, 2003. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Percentage ownership is based on 23,811,638 shares of our common stock outstanding as of March 3, 2003.

(4)
Information regarding FMR Corp. ("FMR") is derived from the Schedule 13G filed by FMR with the Securities and Exchange Commission on February 14, 2003. Of the shares reported as beneficially owned by FMR, 2,375,731 shares may be deemed beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR ("Fidelity"). Additionally, 2,375,731 of the shares deemed beneficially owned by FMR are beneficially owned by Fidelity Low-Priced Stock Fund, an investment company for which FMR acts as investment advisor. Edward C. Johnson, 3d and Abigail P. Johnson, each individuals who may be deemed to form a controlling group with respect to FMR, may also be deemed to beneficially own the shares reported as beneficially owned by FMR. FMR's address is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)
Information regarding Royce & Associates, LLC ("Royce") is derived from the Schedule 13G filed by Royce with the Securities and Exchange commission on February 14, 2003. Royce's address is 1414 Avenue of the Americas, New York, New York 10019.

(6)
Information regarding Wellington Management Company, L.L.P. ("Wellington") is derived from the Schedule 13G filed by Wellington with the Securities and Exchange Commission on February 14, 2003. Wellington's address is 75 State Street, Boston, Massachusetts 02109.

(7)
Mr. Downs resigned as an executive officer of the Company effective December 31, 2002.

(8)
Includes 1,000 shares held by his spouse as trustee for her mother's estate. Mr. Landman disclaims beneficial ownership.

EXECUTIVE OFFICERS

        Our executive officers, and certain information about them as of March 3, 2003, are set forth below:

        Stephen J. Fanning, 51, Chief Executive Officer, President and member of the Board of Directors since August 13, 2001. For information regarding the positions and offices within the Company held by Mr. Fanning, please see the discussion under the heading "Proposal No. 1—Election of Directors"

        Richard P. Franz, OD, FAAO, 56, Vice President, Professional Relations since April 1998. From 1994 to 1998, Dr. Franz served as President of The Worthington Group, an ophthalmic practice management-consulting group which he founded.

        Linda A. Hoffman, 55, Vice President, Operations, since July 1998. Prior to that, Ms. Hoffman served as Director of Operations from March 1994 to July 1998.

        Ken Hurley, 38, Vice President, Information Technology, since August 2002. Mr. Hurley was Director, Business Operations, of Seebeyond Technology Corporation during 2001. From 1999 to 2001 he was General Manager, Sapient Corporation. From 1995 to 1999 he was Director, Information Services of Sola Optical.

        Bradley S. Jones, 41, Vice President, U.S. Sales since 1991. Since joining us in 1984, Mr. Jones has held various sales and marketing positions.

        Sidney B. Landman, 56, Vice President, Finance, Chief Financial Officer and Secretary since November 2000. He was also Treasurer of the Company from November 2000 until August 2002. From 1999 to October 2000, Mr. Landman was an independent management consultant. From 1997 to 1999, Mr. Landman served as President, Chief Operating Officer and Chief Financial Officer of Xerox Engineering Systems, Inc. From 1996 to 1997, Mr. Landman served as Chief Financial Officer of Xerox Production Systems Group.

        J. Christopher Marmo, Ph.D, 34, Vice President, Research and Development since June, 1999. From 1997 to June 1999, Dr. Marmo was a Senior Manager in the Technology and Innovation Division of Arthur D. Little, Inc.

        Gary E. Paladin, 48, Vice President, Global Marketing, since March 2002. Mr. Paladin was Vice President, Marketing with Neopost On-Line from March 2000 to October 2001. He was Vice President, Marketing with Amirce Medical from April 1999 to March 2002 and Vice President-Business Management at Oral-B Laboratories from May 1995 until April 1999.

        John A. Weber, 40, Vice President, Manufacturing, since January 2001. Mr. Weber joined us in November 1993 as Director of Distribution, and from July 1997 through December 1997, he served as Director of Production. From January 1998 through April 2000, Mr. Weber served as Director of Marketing, and from May 2000 through December 2000, he served as Director of Manufacturing.

        James M. Welch, 42, Vice President, International Sales since July 1997. From September 1995 to June 1997, Mr. Welch served as Director, Process Development.

        Greg A. Zimmerman, 52, Vice President, Human Resources, since January 2002. From November 2000 until September 2001 Mr. Zimmerman was Director of Sales at Arcot Systems. From June 1999 until 2001 he was Senior Vice President, Sales and Marketing at MedChannel, Inc. and from September 1995 until June 1999 he was Senior Vice President, Sales at McKesson, Inc. He was a Vice President, Sales for the Convertors and Pharmaseal Divisions of Baxter International from 1989 to 1995 and he was Vice President, Human Resources for the Hospital and Alternate Site Business of Baxter International from 1985 until 1989.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

        The following table sets forth the compensation awarded to, or earned for services rendered in all capacities to us by, our Chief Executive Officer and our four other most highly compensated executive officers serving at the end of 2002 (referred to herein as the "named executive officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)(1)	Bonus($)(2)	Other Annual Compensation($)		Securities Underlying Options(#)
Stephen J. Fanning Chief Executive Officer, President and Director	2002 2001	400,000 146,154	0 127,479	245,092 93,241	(3) (3)	0 221,000
William B. Downs(4) Chief Information Officer	2002 2001 2000	192,150 191,974 183,000	16,813 40,000 45,479	580,704 5,547 4,979	(4) (4) (4)	0 20,000 25,000
Sidney B. Landman Chief Financial Officer & Secretary	2002 2001 2000	230,000 230,000 17,692	0 57,500 9,583	4,053 63,166 153	(5) (5) (5)	0 30,000 110,000
J. Christopher Marmo Vice President, Research & Development	2002 2001 2000	199,446 175,692 151,308	17,500 60,000 39,667	174,794 4,318 2,653	(6) (6) (6)	0 24,000 40,000
James M. Welch Vice President, International Sales	2002 2001 2000	233,200 219,615 175,000	17,329 88,000 35,000	158,613 153,471 74,508	(7) (7) (7)	0 35,000 40,000

(1)
For the fiscal years 2002, 2001, and 2000, represents salaries earned in fiscal year 2002, 2001, and 2000, respectively, regardless of when paid.

(2)
For the fiscal years 2002, 2001, and 2000, represents bonuses earned in fiscal year 2002, 2001, and 2000, respectively, regardless of when paid.

(3)
Represents premiums that we paid with respect to term life insurance for Mr. Fanning's benefit in the amount of $648 for 2002 and $937 in 2001. It also represents our 401K contribution match in the amount of $2,777 for 2002. In addition, this number includes $241,667 which was the portion of a loan forgiven on the first anniversary of his employment as discussed on page 12. Mr. Fanning's annual compensation for fiscal year 2001 does not reflect his full base salary of $400,000 because he was appointed Chief Executive Officer and President effective as of August 13, 2001. Other 2001 Annual Compensation represents moving costs associated with his relocation in the amount of $92,304.

(4)
Mr. Downs resigned as an executive officer of the Company effective December 31, 2002. Represents premiums that we paid with respect to term life insurance for Mr. Downs' benefit in the amount of $553 in 2002, $1,549 in 2001, and $686 in 2000. It also represents gains on our stock options exercised in the amount of $575,470 in 2002. It represents our 401K contribution match in the amount of $4,681 in 2002, $3,998 in 2001 and $4,293 in 2000.

(5)
Represents premiums that we paid with respect to term life insurance for Mr. Landman's benefit in the amount of $648 for 2002. $1,837 in 2001 and $153 in 2000. It also represents our 401K contribution match in the amount of $3,405 in 2002 and $2,550 in 2001. In 2001, also includes the reimbursements of moving costs associated with his relocation in the amount of $58,779. Mr. Landman was appointed Vice President, Finance, Chief Financial Officer, Secretary and Treasurer on November 28, 2000. As a result, his annual compensation for fiscal year 2000 does not reflect his full base salary of $230,000.

(6)
Represents premiums that we paid with respect to term life insurance for Mr. Marmo's benefit in the amount of $574 in 2002, $569 in 2001 and $653 in 2000. In 2002, it represents gains on our stock options exercised in the amount of $49,845. In addition, this amount includes $120,000 which was forgiven under the terms of his loan as discussed on page 13. It also represents our 401K contribution match in the amounts of $4,375 for 2002, $3,749 for 2001 and $2,000 for fiscal year 2000.

(7)
Represents premiums that we paid with respect to term life insurance for Mr. Welch's benefit in the amount of $648 in 2002, $1,774 in 2001 and $180 in 2000. It also represents gains on our stock options exercised in the amount of $154,730 in 2002, $77,501 in 2001, and $55,290 in 2000. It represents our 401K contribution match in the amount of $3,235 in 2002, $2,950 in 2001 and $2,658 in 2000. In 2001, represents the reimbursements of moving costs associated with his relocation in the amount of $71,246 and in 2000 represents sales commissions in the amount of $16,380.

OPTION GRANTS IN FISCAL 2002

        We grant options to our executive officers under the 1997 Incentive Plan, although in the past, we have granted options under the 1989 Option Plan. As of the effective date of the 1997 Incentive Plan, shares remaining unissued under the 1989 Option Plan were no longer available for issuance under the 1989 Option Plan, but were available for issuance under the 1997 Incentive Plan. As of December 31, 2002, options to purchase 3,392,916 shares were outstanding under the 1997 Incentive Plan and options to purchase 868,090 shares remained available for grant under the 1997 Incentive Plan. No options were granted to the named executive officers during 2002.

AGGREGATED OPTION EXERCISES IN 2002 AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth information regarding the exercise of stock options by the Named Executive Officers during fiscal year 2002 and stock options held as of December 31, 2002 by the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)
					Value of Unexercised In-The-Money Options at Fiscal Year End($)(2)
Name	Shares Acquired on Exercises(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen J. Fanning	—	—	45,250	175,750	—	—
James M. Welch	26,000	154,730	39,950	67,050	—	99,480
William B. Downs	50,002	575,470	21,798	45,200	—	62,175
J. Christopher Marmo	3,000	49,845	41,000	60,000	53,885	99,480
Sidney B. Landman	—	—	51,500	88,500	116,380	174,570

(1)
Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2)
Based on the closing price of our common stock at December 31, 2002 ($15.52 per share) less the exercise price payable for the shares.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of March 3, 2003 with respect to the plans under which our common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	3,869,256	(1)	$19.47	1,533,090	(2)(3)(4)
Equity compensation plans not approved by security holders	0		—	0

Total	3,869,256	(1)	$19.47	1,533,090	(2)(3)(4)

(1)
Includes 41,340 shares outstanding under our 1989 option plan which was terminated on August 4, 1997, the effective date of the Company's initial public offering, at which time our 1997 Incentive Plan became effective. As a result, no options have been granted under the 1989 Plan since our initial public offering. However, termination does not affect any outstanding options, all of which will remain outstanding until exercised or until they terminate or expire in accordance with their terms. The terms of options granted under the 1989 Plan and the administration of the plan are substantially the same as those that pertain to the 1997 Incentive Plan, except that the vesting of options granted prior to March 1, 1995 under the 1989 Plan accelerates upon certain acquisitions of the Company unless the options are assumed or substituted by the acquiring corporation. Any shares remaining unissued under the 1989 Plan on the effective date of the 1997 Incentive Plan, including any shares issuable upon exercise of options granted pursuant to the 1989 Plan that expire or become unexercisable for any reason without having been exercised in full, are no longer available for issuance under the 1989 Plan but are available for issuance under the 1997 Incentive Plan.

(2)
Includes 868,090 shares reserved for issuance under the 1997 Incentive Plan. The 1997 Incentive Plan authorizes the award of options, opportunities to purchase restricted stock and stock bonuses. The 1997 Incentive Plan provides for the grant of both incentive stock options ("ISOs") that qualify under Section 422 of the Code, and NQSOs. ISOs may be granted only to our employees or those of our parent or subsidiary. NQSOs may be granted to employees, officers, directors, consultants, independent contractors and advisors or those of our parent or subsidiary, provided the consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction ("Eligible Service Providers"). The exercise price of ISOs must be at least equal to the fair market value of our common stock on the date of grant (110% of that value in the case of ISOs issued to ten percent stockholders). The exercise price of NQSOs must be at least equal to 85% of that value. The maximum term of options granted under the 1997 Incentive Plan is ten years. Options granted under the 1997 Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or, for options other than ISOs, as determined by the Board or a duly authorized committee thereof. Options may be exercised during the lifetime of the optionee only by the optionee. Options granted under the 1997 Incentive Plan generally expire 90 days after the termination of the optionee's service to the Company or a parent or subsidiary of the Company, except in the case of death or disability, in which case the options may be exercised up to 12 months following the date of death or termination of service. Options terminate immediately upon termination of employment for cause. In the event of certain acquisitions of the Company, all outstanding options shall be assumed by the successor corporation unless the Board, in its sole discretion, provides that the vesting of any or all options will accelerate. Opportunities to purchase shares of our common stock and awards of shares of our common stock, either of which may be subject to a right of repurchase in favor of us or other restrictions on ownership or transfer, may be given to Eligible Service Providers.

(3)
Includes 265,000 shares reserved for issuance under the Director's Option Plan which was adopted in June 1997.

(4)
Includes 400,000 shares reserved for issuance under the 1997 Employee Stock Purchase Plan. The Purchase Plan has yet to become effective, and as of March 3, 2003, no shares of common stock had been purchased under the Purchase Plan. If and when the Purchase Plan becomes effective, it will permit eligible employees to acquire shares of our common stock through payroll deductions. Eligible employees may select a rate of payroll deduction between 2% and 10% of their compensation and are subject to certain maximum purchase limitations described in the Purchase Plan. Except for the first offering, each offering under the Purchase Plan will be for a period of 24 months (an "offering period") and will consist of four six-month purchase periods. The purchase price for our common stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of our common stock on the first day of the applicable offering period and the last day of the applicable purchase period. The Board has the authority to determine the date on which the first offering period will begin and the length of the offering period. The Board has the power to change the duration of offering periods and purchase periods. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

MANAGEMENT EMPLOYMENT AGREEMENTS

        Management Employment Agreements.    We entered into an employment agreement with Stephen J. Fanning, President and Chief Executive Officer and member of the Board, effective as of August 8, 2001. The term of this employment agreement expires on August 13, 2004. Mr. Fanning's base salary under the agreement is $400,000 per year and is subject to annual review by the Board. Mr. Fanning is eligible to receive a cash bonus of up to 75% of his annual salary paid for each full calendar year that he is employed by us. The agreement provides that Mr. Fanning will be granted one or more options to purchase an aggregate of 200,000 shares of our common stock. Under this employment agreement, we agreed to extend two loans of $400,000 and $725,000 for a total of $1,125,000 to Mr. Fanning in connection with his purchase of a new residence. The loans will be interest free and secured by a purchase money second deed of trust on the new residence. If Mr. Fanning remains continuously employed by us from August 13, 2001 through August 13, 2004, a portion of the $400,000 loan, in the amount of $200,000 shall be forgiven at the end of the period. Under the terms of the $725,000 loan, if Mr. Fanning remains continuously employed during the above-mentioned period, one-third of the principal amount of the $725,000 loan (i.e. $241,667) will be forgiven each year upon the first, second and third anniversaries of Mr. Fanning's employment with us. Should Mr. Fanning sell, convey, transfer, dispose of, or further encumber his new residence, the loans will be due and payable in full within ninety days of the sale, conveyance, disposition or encumbrance. If Mr. Fanning voluntarily resigns or is terminated by us for "Cause" (as defined in Mr. Fanning's employment agreement), the loans will become due and payable in full within 180 days of resignation or termination. The largest aggregate amount outstanding under the loans was $1,125,000. As of March 3, 2003, an aggregate amount of $883,333 was outstanding under the loans. Pursuant to the employment agreement, we also agreed to reimburse Mr. Fanning for all costs incurred to relocate his residence, which amounted to $92,304.

        On October 25, 2000, we entered into an employment agreement with Sidney B. Landman, our Chief Financial Officer and Secretary. Under the agreement, Mr. Landman's base salary is $230,000 per year, with eligibility for review after the first 12 months, and Mr. Landman is eligible to receive an annual cash bonus targeted at 50% of his base salary, based on the achievement of established business objectives; although, at the Board's discretion, Mr. Landman is eligible for a bonus in excess of 50% should he surpass such objectives. In addition, Mr. Landman received an initial option grant of 110,000 shares and is eligible for additional annual option grants expected to range from 30,000 to 40,000 shares. In addition, under the agreement we agreed to extend a $300,000 loan to Mr. Landman in connection with his purchase of a new residence. The loan is interest free, secured by a purchase money second deed of trust on the new residence and will be forgiven upon Mr. Landman's completion of five consecutive years of employment with us. The loan is due and payable in full within ninety days after Mr. Landman's voluntary resignation or termination by us for "Cause" (as defined in Mr. Landman's employment agreement), or Mr. Landman's agreement to sell, convey, transfer, dispose of, or further encumber the new residence. The largest aggregate principal amount outstanding on the loan was $300,000 and as of March 3, 2003, an aggregate principal amount of $300,000 remained outstanding.

        On October 25, 1999, we entered into a loan arrangement with J. Christopher Marmo, our Vice President, Research and Development, to extend a $120,000 loan in connection with his purchase of a new residence. The loan was interest free, secured by a purchase money second deed of trust on his residence. Under the terms of the loan, $120,000 was forgiven on June 21, 2002. The largest aggregate principal amount outstanding on the loan was $120,000.

        Termination of Employment and Change in Control Arrangements.    In 2002 the Board of Directors approved an amendment to the 1997 Equity Incentive Plan which pertains to certain designated employees known as "Key Employees". The amendment provides for the accelerated vesting of options in the event of (1) a change in control of our company and (2) the subsequent termination of employment of the designated Key Employees by us or our successor without cause or by the Key Employee for good reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is composed of Terrance H. Gregg, William R. Grant and Francis R. Tunney, Jr. There are and were no interlocking relationships between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. For a description of the relationship between us and members of the Compensation Committee and entities affiliated with these members, see the discussion below under the heading "Allergan, Inc. Relationship."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During our fiscal year 2002 and through the present, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and related loans, which are described under the heading "Employee Benefit Plans and Management Employment Agreements," and (ii) the transactions described below under the heading "Payments to Directors."

Payments to Directors

        Fruth, Jamison & Elsass, a law firm in which Terence M. Fruth, a director and the brother of John D. Fruth, our Chairman of the Board of Directors, is a partner, has provided legal services to us since June 2001. Prior to that time, Fruth & Anthony, P.A., a law firm in which Mr. Fruth was a partner from 1985 to 1999, provided legal services to us from our incorporation. We made payments of $29,424 in fiscal year 2002 to Fruth, Jamison & Elsass for legal services.

        Edgar J. Cummins, a director, earned $50,000 in fiscal year 2002 for work done in connection with his role as a consultant on matters related to the Audit Committee and other finance matters. The payment for this service was made in January 2003.

Allergan, Inc. Relationship

        Francis R. Tunney, Jr., a director, was a consultant of Allergan, Inc. from July 2001 until August 2002. Allergan and a division of Johnson & Johnson Vision Care, Inc., one of our competitors, have formed a strategic global alliance concerning research, educational and marketing initiatives. The alliance between Johnson & Johnson Vision Care and Allergan may have presented conflict-of-interest situations for Mr. Tunney when acting in his capacity as our director. We have been advised by Mr. Tunney that there was no conflict of interest related to the alliance between Allergan and Johnson & Johnson Vision Care during the time of Mr. Tunney's arrangement with Allergan.

        William R. Grant, a director, was a director of Allergan until November 2002, We have been advised by Mr. Grant that there was no conflict of interest related to his tenure as director at Allergan.

REPORT OF THE COMPENSATION COMMITTEE

        This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under those acts.

To the Board of Directors:

        Final decisions regarding compensation and stock option grants to executive officers are made by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of three independent outside non-employee Directors, appointed by the Board, none of whom has any interlocking relationship, as defined by the Securities and Exchange Commission.

General Compensation Policy

        The Compensation Committee acts on behalf of the Board to establish our general compensation policy. The Compensation Committee reviews base salary levels and target bonuses for the Chief Executive Officer and our other executive officers at or about the beginning of each year. The Compensation Committee also administers the 1997 Incentive Plan and reviews the equity compensation of the Chief Executive Officer and other executive officers at or about the beginning of each year.

        The Compensation Committee's philosophy in compensating executive officers, including the Chief Executive Officer, is to relate compensation to corporate and individual performance. Consistent with this philosophy, annual salary adjustments and the incentive component of executive officer compensation is determined after a review of our and the individual's performance for the previous year. The evaluation of our performance is based in significant part on an evaluation of our financial performance compared to plan. Long-term equity incentives for executive officers are effected through the granting of stock options under the 1997 Incentive Plan. Stock options generally have value for the executive only if the price of our stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the shares to vest.

        The base salaries, incentive compensation and stock option grants of executive officers are also determined in part by the Compensation Committee reviewing data on prevailing compensation practices of companies with whom we compete for executive talent. The Compensation Committee used updated information on comparable companies, in setting compensation in fiscal years 2000, 2001, and 2002.

Fiscal 2002 Executive Compensation

        Base Compensation.    In early fiscal year 2002, we established the base salary for each executive officer for the fiscal year 2002 based on the performance of the Company and each executive officer in fiscal year 2001 and comparable companies. The Compensation Committee increased the base salary for each executive officer an average of 4.2% for fiscal year 2002. The increase includes new base pay levels for executive officers who have had their roles and duties expanded in fiscal year 2002. The Compensation Committee also considered the substantial competition for executive talent in the San Francisco Bay Area, where the Company is headquartered.

        Incentive Compensation.    The Compensation Committee also used the information described above as the basis for determining incentive compensation for our executive officers. We established the target amount of bonus for each individual prior to the beginning of fiscal year 2002. The actual amount of bonus paid was based on the Compensation Committee's evaluation of our and the individual's performance in fiscal year 2002. In evaluating our performance, the Compensation Committee placed substantial emphasis on our sales and income growth and market share gains. Bonuses for executive officers for fiscal year 2002 were generally 25% of the target bonus.

        Stock Options.    In January 1998, based in part on a Cooper's & Lybrand, L.L.P. Study, the Compensation Committee decided to begin granting options to executive officers on a more regular annual basis. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate results, past performance, consistency within the executive's peer group and competitive conditions. The Compensation Committee retains the discretion to grant options more or less frequently, if it deems such appropriate. Stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant.

        Company Performance and Chief Executive Officer Compensation.    Mr. Fanning was appointed our Chief Executive Officer and President, effective August 8, 2001. For performance during 2002, the compensation for Mr. Fanning was determined on the same general basis as discussed above for other executive officers. Mr. Fanning's annual salary was set at $400,000 and no bonus was paid for the fiscal year 2002. The Compensation Committee based Mr. Fanning's salary and bonus on a number of factors, including comparative salaries of chief executive officers of companies in our peer group, individual performance and our performance against stated objectives.

        Compliance with Section 162(m) of the Internal Revenue Code of 1986.    We intend to comply with the requirements of Section 162(m) of the Code. The 1997 Incentive Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. We do not expect cash compensation for fiscal year 2003 for any executive officer to exceed $1,000,000.

COMPENSATION COMMITTEE
Terrance H. Gregg
William R. Grant
Francis R. Tunney, Jr.

REPORT OF THE AUDIT COMMITTEE

        This Report of the Audit Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

        To the Board of Directors:

        The Audit Committee is composed of three independent directors and one director who is not independent, as that term is defined in Rule 4200(a)(15) of the NASD Marketplace Rules, and operates under a written charter adopted by the Board. The members of the Audit Committee are currently Edgar J. Cummins (Chairman), William R. Grant, Terrance H. Gregg and Francis R. Tunney, Jr. Mr. Cummins is not "independent" within the meaning of Rule 4200(a)(15) because he was employed by us within the last three years and in fiscal years 2002 and 2001 he earned $50,000 and $295,000, respectively, in connection with his role as a consultant. However, Mr. Cummins is not currently employed by us nor is he an affiliate of us or our subsidiaries, and the Board has determined that, due to his prior service as the chief financial officer of Allergan, Inc. and Chiron Vision Corporation, his service in various senior financial positions with American Hospital Supply Corporation and Baxter Travenol Laboratories, Inc. and the depth and breadth of his experience with and knowledge of financial and other matters relevant to the Audit Committee, it is in the best interests of the Company and its shareholders that Mr. Cummins serve as a member of the Audit Committee.

        The Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the matters required to be discussed by Statements on Auditing Standards No. 61 (Communications with Audit Committees) and No. 90 (Audit Committee Communications) with the independent accountants.

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

        Audit Fees.    The aggregate fees billed by KPMG LLP for professional audit services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002, excluding audit-related fees (as defined below), and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $659,646. In fiscal year 2001 those fees were $568,471.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal years ended December 31, 2001 and 2002.

        All Other Fees.    The aggregate fees billed by KPMG LLP for other services rendered to the Company consisted of:

	2001	2002
Audit related fees(1)	$816,963	$163,873
Other non-audit services(2)	$690,691	$465,181

Total all other fees:	$1,507,654	$629,054

(1)
Audit-related fees consisted of audits of financial statements for employee benefit plans, audits of certain businesses acquired during the 2001 and 2002 fiscal years, review of registration statements and issuance of consents.

(2)
Other non-audit fees consisted of tax advice, tax compliance services and other services.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

THE AUDIT COMMITTEE
Edgar J. Cummins
William R. Grant
Terrance H. Gregg
Francis R. Tunney, Jr.

COMPANY STOCK PRICE PERFORMANCE

        The stock performance graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market U.S. Index and the Standard & Poor's Health Care Equipment Index from December 31, 1997 to the last trading day in each subsequent month through December 31, 2002 (assuming the investment of $100 in our common stock and in each of the indexes on December 31, 1997, and reinvestment of all dividends).

        The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

	12/97	12/98	12/99	12/00	12/01	12/02
OCULAR SCIENCES, INC.	100.00	101.90	71.90	44.29	88.76	59.12
NASDAQ STOCK MARKET (U.S.)	100.00	140.99	261.48	157.77	125.16	86.53
S & P HEALTH CARE EQUIPMENT	100.00	141.59	130.52	191.60	181.88	158.86

        The stock performance graph set forth above is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under those acts.

INDEPENDENT AUDITORS

        KPMG LLP, the Company's independent auditors, audited the consolidated financial statements of the Company for the fiscal year ended December 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board selects our independent auditors.

STOCKHOLDER PROPOSALS

        We must receive proposals of stockholders intended to be presented at our 2004 Annual Meeting of Stockholders at its principal executive offices no later than the close of business on December 4, 2003, in addition to other applicable requirements, in order to be included in our proxy statement and form of proxy relating to that meeting. Additionally, we must receive proposals of stockholders intended to be presented at our 2004 Annual Meeting of Stockholders without inclusion of the proposals in our proxy statement and form of proxy relating to the meeting at our principal executive offices no later than the close of business on March 4, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership on a Form 3 and reports of changes in ownership on a Form 4 or Form 5. These persons are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

        To our knowledge based solely upon a review of the copies of reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, the Company's officers and directors and beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements.

OTHER BUSINESS

        As of the date of this proxy statement, the Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

John D. Fruth Chairman of the Board of Directors

Dated: April 3, 2003

[Front of Proxy Card]

OCULAR SCIENCES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2003

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Stephen J. Fanning and Sidney B. Landman, and each of them, as proxies, with full power of substitution, to represent and to vote all shares of Common Stock, $0.001 par value, of Ocular Sciences, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Hilton Concord, 1970 Diamond Boulevard, Concord, California, on May 1, 2003, at 9:00 a.m. Pacific Daylight Time, and at any and all postponements, continuations and adjournments thereof, upon and in respect of the following matters and in accordance with the following instructions.

(Continued and to be Signed on Reverse Side)

[Back of Proxy Card]

ANNUAL MEETING OF STOCKHOLDERS

OCULAR SCIENCES, INC.

MAY 1, 2003

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.	COMPANY NUMBER

ACCOUNT NUMBER

Please detach and mail in the envelope provided

        The Board of Directors recommends that you vote FOR the election of all nominees listed in Proposal 1 and FOR Proposal 2. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. Election of Directors			FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEEES: ☐ Edgar J. Cummins ☐ Stephen J. Fanning ☐ John D. Fruth ☐ Terence M. Fruth ☐ William R. Grant ☐ Terrance H. Gregg ☐ Francis R. Tunney, Jr.	2.	RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2003.
		3.	TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☐			THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED AT LEFT AND FOR THE PROPOSALS SET FORTH IN ITEM 2 ABOVE.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder(s)	Date

        Note: Please sign exactly as name appears above. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, and if a partnership, please sign in full partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OCULAR SCIENCES, INC. 1855 Gateway Boulevard, Suite 700 Concord, California 94520
VOTING RIGHTS AND SOLICITATION OF PROXIES
REVOCABILITY OF PROXIES
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
TRANSACTION OF OTHER BUSINESS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
OPTION GRANTS IN FISCAL 2002
AGGREGATED OPTION EXERCISES IN 2002 AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
MANAGEMENT EMPLOYMENT AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
COMPANY STOCK PRICE PERFORMANCE
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
OCULAR SCIENCES, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2003
ANNUAL MEETING OF STOCKHOLDERS OCULAR SCIENCES, INC. MAY 1, 2003